Exhibit 99.1

Daybreak Oil and Gas, Inc., Announces Restructuring of its Balance Sheet

SPOKANE, Washington, November 3, 2016 -- Daybreak Oil and Gas, Inc. (OTC PINK:DBRM) (“Daybreak” or the “Company”), a Washington corporation, is pleased to announce that it has reached an agreement to restructure its credit facility debt with Maximilian Resources, LLC (“Maximilian”), the Company’s current lender.  The restructuring process has begun to take place through a series of transactions which include (i) the sale of its working interest in the Twin Bottoms Field in Lawrence County, Kentucky, (ii) the complete removal of all the Company’s current debt relating to its Kentucky interests, (iii) forgiveness of a certain portion of our credit facility debt, (iv) the removal of App Energy, LLC’s debt and note receivable balance from the Company’s Balance Sheet, (vi) converting a portion of the Company’s debt owed on the Maximilian credit facility to preferred stock subject to future shareholder approval, and (vii) a commitment by Maximilian to provide financing for a new property acquisition in Michigan to replace the Kentucky property.

Sale of Kentucky Working Interest

The Company and its partner App Energy, LLC (“App Energy”) have sold their respective working interests in the Twin Bottoms Field in Lawrence County, Kentucky to a third party for a total amount of $4.5 million.  Of the purchase price, $4.25 million dollars in cash has been paid to Maximilian as a pay-down of the Daybreak and App Energy debt, and $250,000 has been set aside to initially fund the new Michigan Project.  Also Maximilian has set aside and committed another $250,000 to support cash flow shortfalls that may be experienced by Daybreak in the upcoming months from the absence of Kentucky revenue, while preparing the Michigan project for startup.

New Debt Structure

Below is a table showing the restructured debt balance after the Kentucky property sale and assuming the conversion of a portion of our Maximilian credit facility debt to equity and no other draws on the facility:

October 31, 2016 loan balance to Maximilian	$17.0 million
Removal of App Energy debt	(5.4)
Removal of all Kentucky debt and forgiveness of debt	(2.9)
Maximilian conversion to preferred equity	(3.2)

New debt balance	$5.5 million

The maturity date of the Maximilian credit facility has been extended from August 28, 2017 to February 28, 2020.  Monthly interest and principal payments have been suspended for a period of six months until May 1, 2017 with no penalty or interest, or until the first payment date occurring after the first date that the Company receives production revenue from the Michigan project, whichever event occurs first.

Upcoming Michigan Acquisition

Daybreak, App Energy and Maximilian have agreed in principle to enter into a Joint Venture Agreement to develop two shallow oil prospects in Michigan.  The Joint Venture Agreement is expected to be completed before the end of November 2016.  A lease option has been secured by App Energy.  Multiple targets have already been identified through 2-D seismic interpretation.  A partial 3-D seismic will be shot in the near future to confirm the 2-D seismic data.  Wells in the immediate area of the prospects are typically expected to have 150,000 barrels of recoverable oil.  We have identified 16 drilling locations on the acreage.  A typical well in the area is estimated to have an initial production rate of 75 - 100 barrels of oil per day with very low decline rates.  The target reservoir will be encountered at a depth of 2,500 feet to 3,000 feet.  These vertical wells will require no hydraulic fracturing.  The first well is expected to be drilled in the first calendar quarter of 2017.  The escrowed funds discussed above will be used to acquire the 3-D seismic and to drill the first well.

James F. Westmoreland, President and Chief Executive Officer, commented, “We have had to make some hard choices within our Company however, I believe that this series of restructuring transactions, when they are all completed, will position Daybreak to be able to bring its debt in line with current market conditions, operate, compete and expand our oil reserve base in this current oil price environment.  While we believed in the Kentucky project, the economics of continuing to develop the reserves in this price environment were not very attractive considering the well costs and the cost of servicing our debt.  We are however, pleased that we have this new opportunity in Michigan where the well costs should be less expensive and our debt service will be more manageable.  While expected initial production rates for the Michigan will be less than the Kentucky initial production rates, the decline rate in Michigan is expected to be substantially less than in Kentucky, so recouping our drilling and completion costs will take less time thus giving us a much better rate of return for our shareholders in the current price environment.  We continue to operate our East Slopes Field in Kern County, California where our stable production base from our 20 producing wells provides us with a steady dependable cash flow each month.  The economics of new drilling in California are not attractive until the oil prices remain steadily above $60 per barrel so we don’t expect any new drilling there in the foreseeable future.”

Daybreak Oil and Gas, Inc. is an independent oil and natural gas company currently engaged in the exploration, development and production of onshore oil and natural gas in the United States.  The Company is headquartered in Spokane, Washington with an operations office in Friendswood, Texas.  Daybreak owns a 3-D seismic survey that encompasses 20,000 acres over 32 square miles with approximately 6,500 acres under lease in the San Joaquin Valley of California.  The Company operates production from 20 oil wells in our East Slopes project area in Kern County, California.

More information about Daybreak Oil and Gas, Inc. can be found at www.daybreakoilandgas.com.

Contact:

Ed Capko Telephone: 815-942-2581

Investor Relations Email: edc@daybreakoilandgas.com

Certain statements contained in this press release constitute “forward-looking statements” as defined by the Securities and Exchange Commission.  Such statements can be identified by the use of forward-looking terminology such as “believe,” “expect,” “may,” “should,” “up to,” “approximately,” “likely,” or “anticipates” or the negative thereof.  These forward-looking statements are based on our current expectations, assumptions, estimates and projections for the future of our business and our industry and are not statements of historical fact.  Such forward-looking statements include, but are not limited to, statements about our expectations regarding our financing, our future operating results, our future capital expenditures, our expansion and growth of operations and our future investments in and acquisitions of oil and natural gas properties.  We have based these forward-looking statements on assumptions and analyses made in light of our experience and our perception of historical trends, current conditions, and expected future developments.  However, you should be aware that these forward-looking statements are only our predictions and we cannot guarantee any such outcomes.  Future events and actual results may differ materially from the results set forth in or implied in the forward-looking statements.  The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: general economic and business conditions; exposure to market risks in our financial instruments; fluctuations in worldwide prices and demand for oil and natural gas; fluctuations in the levels of our oil and natural gas exploration and development activities; our ability to find, acquire and develop oil and natural gas properties, including the ability to develop the East Slopes Project and Michigan prospects; risks associated with oil and natural gas exploration and development activities; competition for raw materials and customers in the oil and natural gas industry; technological changes and developments in the oil and natural gas industry; legislative and regulatory uncertainties, including proposed changes to federal tax law and climate change legislation, and potential environmental liabilities; our ability to continue as a going concern; and our ability to secure additional capital to fund operations.  Additional factors that may affect future results are contained in our filings with the Securities and Exchange Commission (“SEC”) and are available at the SEC’s web site http://www.sec.gov.  Daybreak Oil and Gas, Inc. disclaims any obligation to update and revise statements contained in this press release based on new information or otherwise.